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                                                                     EXHIBIT 4.2


                   INTERNATIONAL REMOTE IMAGING SYSTEMS, INC.


                             Stock Option Agreement


                            PART I --NOTICE OF GRANT


Employee's Name:                          Kshitij Mohan
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Employee's Address:
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Start Date:                         January 6, 2003
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Date of Grant:                      February 20, 2003
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Exercise Price per Share:                  $2.50
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Total Number of Shares Covered:           70,000
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Type of Option:                                   Incentive Stock Option
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                                          X       Nonstatutory Stock Option
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Expiration Date (Term of Option):   January 6, 2008 (5-Years)
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Vesting Schedule:          Subject to the termination provisions of this
                           Agreement, this Option may be exercised, in whole or in part, with respect to that portion of this Option which has vested as of the exercise date. This Option shall vest and become exercisable in three equal installments on the first, second and third anniversaries of your Start Date. In each case, the number of Shares that may be purchased pursuant to the exercise of this Option shall be rounded to the nearest full Share.
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                            PART II - TERMS OF GRANT

      1. Grant of Option. International Remote Imaging Systems, Inc. (the "Company") hereby grants to you ("Employee") an option (the "Option") to purchase the number of Shares set forth in the Notice of Grant at the exercise price per share set forth in the Notice of Grant (the "Exercise Price") subject to the terms and conditions of this Agreement.

      2. Certain Definitions. The following definitions shall apply to this
Agreement:

            (a) "Administrator" means the Compensation Committee of the Board of Directors, or such other board committee as may be subsequently authorized to administer the Company's stock option plans (the "Administrator").

            (b) "Consultant" means any person, including an advisor, engaged by the Company or a Parent or Subsidiary to render services and who is compensated for such services, but it does not include not include a director who is paid only a director's fee by the Company.

            (c) "Continuous Status as an Employee or Consultant" means that the employment or consulting relationship is not interrupted or terminated by the Company. Continuous Status as an Employee or Consultant shall not be considered interrupted in the case of any leave of absence approved by the Board, including sick leave, military leave, or any other personal leave authorized under Company policies.

            (d) ""Disability" means any illness, disability or other incapacity in such a manner that you are physically rendered unable regularly to perform the your essential duties for a period in excess of one hundred twenty (120) consecutive days or more than one hundred eighty (180) days in any consecutive twelve (12) month period.

            (e) "Fair Market Value" means, as of any date, the value of a Share determined as follows:

                  (i) If the Company's common stock is listed on any established stock exchange or a national market system, including without limitation, the National Market System of the National Association of Securities Dealers, Inc. Automated Quotation ("NASDAQ") System, the Fair Market Value of a Share shall be the closing sales price for the common stock (or the closing bid, if no sales are reported) as quoted on such system or exchange (or the exchange with the greatest volume of trading in the common stock) on the last market trading day prior to the day of determination, as reported in the Wall Street Journal or such other source as the Administrator deems reliable;

                  (ii) If the Company's common stock is quoted on the NASDAQ System (but not on the National Market System thereof) or is regularly quoted by
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recognized securities dealers but selling prices are not reported, the Fair
Market Value of a Share shall be the mean between the high bid and low asked prices for the common stock on the last market trading day prior to the day of determination, as reported in the Wall Street Journal or such other source as the Administrator deems reliable; or

                  (iii) In the absence of any established market for the Company's common stock, the Fair Market Value shall be determined in good faith by the Administrator.

            (f) "Termination Event" means the termination of your status as an employee for "cause" as defined in your employment agreement with the Company.

      2. Exercise of Option.

            (a) Vesting Schedule. This Option is exercisable during its term in accordance with the Vesting Schedule set forth in the Notice of Grant.

            (b) Method of Exercise. This Option is exercisable by delivery of an exercise notice (the "Exercise Notice") which shall state the election to exercise this Option, the number of Shares with respect to which this Option is being exercised (the "Exercised Shares") and such other representations and agreements as may be required by the Company. The Exercise Notice shall be signed by Employee and shall be delivered in person or by certified mail to the Secretary of the Company. The Exercise Notice shall be accompanied by payment of the aggregate Exercise Price as to all Exercised Shares. This Option shall be deemed to be exercised upon receipt by the Company of such fully executed Exercise Notice accompanied by such aggregate Exercise Price and any additional documentation required by the Company. No Shares shall be issued pursuant to the exercise of this Option unless such issuance and exercise complies with all relevant provisions of law and the requirements of any stock exchange upon which the Shares are then listed. Assuming such compliance, for income tax purposes the Exercised Shares shall be considered transferred to Employee on the date this Option is exercised with respect to such Exercised Shares.

            (b) Accelerated Termination. Your Option will terminate and cease to be exercisable immediately upon the occurrence of a Termination Event.

            (c) Termination of Employment or Consulting Relationship. In the event that your Continuous Status as an Employee or Consultant terminates (other than upon your death or Disability or as a result of a Termination Event), you may exercise this Option until the earlier of (i) ninety (90) days after termination of the employment or consulting relationship or (ii) the Expiration Date set forth in the Notice of Grant.

            (d) Disability of Employee. In the event that your Continuous Status as an Employee or Consultant terminates as a result of your Disability, you may exercise this Option at any time within twelve (12) months from the date of such
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termination, but only to the extent that you were was entitled to exercise it at the date of such termination (but in no event later than the Expiration Date set forth in the Notice of Grant).

            (e) Death of Employee. In the event of the death of your death, this Option may be exercised at any time within twelve (12) months following the date of death (but in no event later than the Expiration Date set forth in the Notice of Grant), by your estate or by a person who acquired the right to exercise the Option by bequest or inheritance, but only to the extent that you were entitled to exercise the Option at the date of death.

      3. Method of Payment. Payment of the aggregate Exercise Price shall be by any of the following, or a combination thereof, at the election of Employee:

            (a) cash;

            (b) check;

            (c) delivery of a properly executed Exercise Notice together with such other documentation as the Administrator and Employee's broker, if applicable, shall require to effect a "cashless" exercise of this Option and delivery to the Company of the sale or loan proceeds required to pay the Exercise Price; or

            (d) if permitted by the Administrator in its sole discretion, surrender of other Shares which have been held by Employee for a period of time equal to or exceeding six (6) months (or such other period of time as permitted by the Administrator in its sole discretion) which have a fair market value on the date of surrender (determined according to the closing sales price on the prior day) equal to the aggregate Exercise Price of the Exercised Shares.

      4. Non-Transferability of Option. This Option may not be transferred in any manner other than by will or by the laws of descent or distribution and may be exercised during the lifetime of Employee only by Employee. The terms of this Agreement shall be binding upon the executors, administrators, heirs, successors and assigns of Employee.

      5. Term of Option. This Option may be exercised only prior to or on the Expiration Date (the "Term") set forth in the Notice of Grant and may be exercised during the Term only in accordance with the terms of this Agreement.

      6. Withholding Taxes. Upon the exercise of the Option, the Company shall have the right to require you to pay the Company the amount of any taxes which the Company may be required to withhold with respect to issuance of the Shares to you pursuant to the exercise of the Option.
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      7. Adjustments Upon Changes in Capitalization, Dissolution, Merger or
Asset Sale.

            (a) Changes in Capitalization. Subject to any required action by the shareholders of the Company, if the outstanding Shares are increased, decreased, changed into or exchanged for a different number or kind of shares of securities of the Company through reorganization, recapitalization, reclassification, stock combination, stock dividend, stock split, reverse stock split or other similar transaction, an appropriate and proportionate adjustment shall be made in the maximum number and kind of shares issuable upon exercise of this Option. Any such adjustment in the Option shall be made without change in the aggregate purchase price applicable to the Options but with a corresponding adjustment in the price for each share or other unit of any security covered by the Option. Such adjustment shall be made by the Administrator, whose determination in that respect shall be final, binding and conclusive.

            (b) Dissolution or Liquidation. In the event of the proposed dissolution or liquidation of the Company, to the extent that an Option had not been previously exercised, it will terminate immediately prior to the consummation of such proposed action.

            (c) Merger or Asset Sale. In the event of a merger of the Company with or into another corporation, or the sale of substantially all of the assets of the Company or a similar event that the Administrator determines, in its discretion, would materially alter the structure of the Company or its ownership, the Administrator, upon 30 days prior written notice to you, will, in its discretion, do one or more of the following: (i) shorten the period during which the Option is exercisable (provided it remains exercisable for at least 30 days after the date the notice is given); (ii) accelerate any vesting schedule to which this Option is subject; (iii) arrange to have the surviving or successor entity grant replacement options with appropriate adjustments in the number and kind of securities and option prices; or (iv) cancel the Option upon payment to the you in cash, to the extent then exercisable (including the effect of any accelerated vesting), of an amount equal to the excess of the fair market value of the number of Shares as to which the Option is then exercisable (at the effective time of the merger, reorganization, sale of other event) over the aggregate exercise price with respect to such Shares.

      8. Conditions Upon Issuance of Shares.

            (a) Legal Compliance. Shares shall not be issued pursuant to the exercise of the Option unless the exercise of such Option and the issuance and delivery of such Shares shall comply with all relevant provisions of law, including, without limitation, the Securities Act of 1933, as amended, the Securities Exchange Act of 1934, the rules and regulations promulgated thereunder, the requirements of any stock exchange or quotation system upon which the Shares may then be listed or quoted, and any other requirements of law or of any regulatory bodies having jurisdiction over such issuance and delivery, and shall be further subject to the approval of counsel for the
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Company with respect to such compliance. Any securities delivered upon exercise of the Option shall be subject to such restrictions, and the person acquiring such securities shall, if requested by the Company, provide such assurances and representations to the Company as the Company may deem necessary or desirable to assure compliance with all applicable legal requirements.

            (b) Investment Representation. As a condition to the exercise of an Option, the Company may require you to represent and warrant at the time of any such exercise that the Shares are being purchased only for investment and without any present intention to sell, transfer or distribute such Shares.

      9. Not an Employment or Service Contract. Nothing in this Option shall be construed as an agreement by the Company, express or implied, to employ Employee or contract for Employee's services, to restrict the right of the Company to discharge Employee or cease contracting for Employee's services or to modify, extend or otherwise affect in any manner whatsoever the terms of any employment agreement or contract for services which may exist between Employee and the Company.

      10. Interpretation. The Administrator's decisions, determinations and interpretations regarding the Option and this Agreement shall be final and binding.

      11. Governing Law. The interpretation, performance and enforcement of this Agreement shall be governed by the laws of the State of Delaware without regard to the principles of conflicts of law.



Employee:                           International Remote Imaging Systems, Inc.



                                    By:
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Name:       Kshitij Mohan           Name:
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                                    Title:
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                           DESIGNATION OF BENEFICIARY

      In the event of my death, I hereby designate the following as my beneficiary(ies) to receive all of my vested Options that are unexercised at that time.



Name:        (print)
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                              (First)            (Middle)         (Last)



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Relationship to               (Address)
Beneficiary(ies)
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Dated:
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                              Signature of Employee


                          CONSENT OF SPOUSE OF EMPLOYEE

      The undersigned spouse of Employee has read and hereby approves the terms and conditions of this Stock Option Agreement. In consideration of the Company's granting his or her spouse the right to purchase Shares as set forth in this Agreement, the undersigned hereby agrees to be irrevocably bound by the terms and conditions of this Agreement and further agrees that any community property interest shall be similarly bound. The undersigned hereby appoints the undersigned's spouse as attorney-in-fact for the undersigned with respect to any amendment or exercise of rights under this Agreement.



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                                    Signature of Spouse of Employee

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                                    (Print Name of Spouse)

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                                    (Date Signed)
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                                  EXERCISE FORM

                      (To Be Executed Upon Exercise of Option)

      The undersigned hereby exercises the Option with regard to _____________ shares of common stock and herewith makes payment of the purchase price in full. The undersigned requests that the certificate(s) for such shares and the Option for the unexercised portion of this Option be issued to the Employee.

                                    [NAME OF OPTION HOLDER]


Dated:                              By:
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                                          Signature

                                    Name:
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                                          (Please Print)


                                    Address:
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                                    Social Security No:
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